UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2013 (January 23, 2013)

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

40 Pequot Way, Canton, Massachusetts	02021
(Address of Principal Executive Offices)	(Zip Code)

781-302-4200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On January 23, 2013, LoJack Corporation (the “Company”) entered into a Value Added Distributor and Reseller Agreement (the “Agreement”) with TomTom Inc. (“TomTom”), pursuant to which the Company intends to provide a range of products and services of TomTom Business Solutions (a business unit of TomTom International B.V.), including its software-as-a-service (SaaS) fleet management service known as WEBFLEET. Under the Agreement, TomTom has appointed the Company as a non-exclusive distributor in the United States, Mexico and Canada (the “Territory”) to promote, market, activate and sell certain TomTom products to end users and to grant licenses to WEBFLEET services to end users. Subject to certain relationships existing as of the effective date of the Agreement and the attainment of certain minimum sales levels by the Company, the Company also will be the exclusive distributor for such products and services in respect to the auto-dealer channel in the Territory, other than with respect to automotive original equipment manufacturers (OEMs) or any suppliers to automotive OEMs. The Company shall buy and sell the TomTom products in its own name and for its own account. Subject to limited exceptions, the Company has agreed not to sell any products or services during the term of the Agreement which compete with the TomTom products or the WEBFLEET service in the Territory.
Under the Agreement, the Company may integrate the TomTom back-end data and services with the Company's systems, and the parties have agreed to discuss the potential integration of TomTom's technology with the Company's law enforcement products with respect to the Company's stolen vehicle recovery.
The Agreement has a term of 36 months and thereafter automatically renews for consecutive one-year periods unless terminated by either part upon six months' prior written notice. Either party may terminate the Agreement if (i) the other party has breached any material term or condition and such breach has not been cured within a specified period of time, or (ii) the other party is winding up, is in receivership, has made an assignment for the benefit of creditors, goes into liquidation, ceases to carry on its business or similar events. In addition, TomTom may terminate the Agreement if a competitor of TomTom acquires greater than fifty percent of the Company's capital stock or the Company fails to meet the minimum sales levels.
The Company expects to file the Agreement as an exhibit to its Quarterly Report on Form 10-Q for the period ending March 31, 2013, and intends to seek confidential treatment for certain terms and provisions of the Agreement. The foregoing description is qualified in its entirety by reference to the text of the Agreement when filed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LoJack Corporation Registrant
Date: January 29, 2013	By:	/s/ JOSE M. OXHOLM
Jose M. Oxholm
Senior Vice President, General Counsel and Secretary